EXHIBIT 99.1
BIG LAKE FINANCIAL CORPORATION
PROXY
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 16, 2006
The undersigned hereby appoints Edwin E. Walpole, III and H. Gilbert Culbreth, Jr., or either of them, each with the full power of substitution, as Proxies, to vote, all of the common stock and Series A preferred stock of Big Lake Financial Corporation, which the undersigned would be entitled to vote if personally present at the meeting of shareholders to be held at 1409 S. Parrott Avenue, Okeechobee, Florida on [     ], 2006 at [   ] P.M., and at any adjournments or postponements (the “Meeting”), upon the proposal described in the accompanying the Proxy Statement and notice of Meeting both dated [     ], 2006, the receipt of which are hereby acknowledged.
When this proxy statement is properly executed, all shares of both common stock and Series A preferred stock will be voted in the manner directed herein by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR the Merger Proposal and otherwise in the Proxies’ discretion.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.
1. Approval of the Merger with Seacoast Banking Corporation of Florida. To approve and adopt the Agreement and Plan of Merger, dated as of November 22, 2005 by and between Seacoast Banking Corporation of Florida and Big Lake Financial Corporation, pursuant to which Seacoast will acquire Big Lake through the merger of Big Lake with and into Seacoast:

☐ FOR	☐ AGAINST	☐ ABSTAIN
2. In their discretion, the Proxies are authorized to vote upon such other matters as may come before the Meeting or any adjournment or postponement thereof.
Please sign exactly as your name appears hereon. When shares are held by join tenant or by multiple persons, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s) of Shareholder(s)

Name(s) of Shareholders(s)

Date:		, 2006

(Be sure to date your Proxy)
Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.
I WILL                      WILL NOT                      ATTEND THE SPECIAL SHAREHOLDERS’ MEETING.
PLEASE RETURN PROXY AS SOON AS POSSIBLE
THIS PROXY IS SOLICITED BY BIG LAKE FINANCIAL CORPORATION’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.